$300,000,000

                              KEY3MEDIA GROUP, INC.

                   11.250% SENIOR SUBORDINATED NOTES DUE 2011



                             UNDERWRITING AGREEMENT


























June 22, 2001


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                                                                  June 22, 2001


Morgan Stanley & Co. Incorporated
UBS Warburg LLC
BNY Capital Markets, Inc.
Fleet Securities, Inc.
c/o Morgan Stanley & Co. Incorporated
    1585 Broadway
    New York, New York 10036

Dear Sirs and Mesdames:

         KEY3MEDIA GROUP, INC., a Delaware corporation (the "COMPANY"), proposes to issue and sell to the several Underwriters named in Schedule I hereto (the "UNDERWRITERS") $300,000,000 principal amount of its 11.250% Senior Subordinated Notes due 2011 (the "SECURITIES") to be issued pursuant to the provisions of an Indenture dated as of June 26, 2001 (the "INDENTURE") among the Company, as issuer, Key3Media Events, Inc., a Delaware corporation (the "GUARANTOR"), as guarantor, and The Bank of New York, as trustee (the "TRUSTEE"). The obligations of the Company under the Securities and the Indenture shall be unconditionally guaranteed on a senior subordinated basis by the Guarantor pursuant to the terms of the Indenture (the "GUARANTEE").

         The Company has prepared and filed with the Securities and Exchange Commission (the "COMMISSION") in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively called the "SECURITIES ACT"), a registration statement on Form S-3, including a prospectus, relating to, among other things, certain debt securities, common stock (par value $.01 per share), warrants, preferred stock (par value $.01 per share), and depositary shares of the Company to be issued from time to time by the Company (the "SHELF SECURITIES"). The Company has filed with, or proposes to file with, the Commission pursuant to Rule 424 under the Securities Act one or more prospectus supplements specifically relating to the Securities and the Guarantee. The registration statement as amended to the date of this Agreement is hereinafter referred to as the "REGISTRATION STATEMENT". The related prospectus covering the Shelf Securities in the form first used to confirm sales of the Securities is hereinafter referred to as the "BASIC PROSPECTUS". The Basic Prospectus as supplemented by the prospectus supplement specifically relating to the Securities and the Guarantee in the form first used to confirm sales of the Securities is hereinafter referred to as the "PROSPECTUS". Any reference in this Agreement to the Registration Statement, the Basic Prospectus, any preliminary form of the Prospectus (a "PRELIMINARY PROSPECTUS") previously filed with the Commission pursuant to Rule 424 or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act which were filed under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the "EXCHANGE ACT") on or before the date of this Agreement, the Basic Prospectus, any preliminary prospectus and the Prospectus, respectively; and any reference to "amend", "amendment" or "supplement" with respect to the Registration Statement, the Basic Prospectus, any preliminary prospectus or the Prospectus shall be deemed to refer to and include any documents filed under the Exchange Act after the date of this Agreement, the Basic Prospectus, any preliminary prospectus and the Prospectus, respectively, which are deemed to be incorporated by reference therein.

         The following transactions (the "TRANSACTIONS") will occur prior to or concurrently with the consummation of the offering of the Securities, on terms that conform in all material respects to the description thereof in the
Prospectus: (i) the Company will enter into a new bank revolving credit facility with a syndicate of banks and financial institutions that will commit to lend up to $150,000,000 to the Company for general corporate purposes with Morgan Stanley Senior Funding, Inc. as Administrative Agent (the "NEW CREDIT FACILITY") and all of the conditions to borrowings thereunder shall have been satisfied or waived, (ii) the Company will cause the Guarantor to prepay all of its outstanding loans under the Credit Agreement, dated as of August 3, 2000, among the Guarantor and certain other parties named therein (the "OLD CREDIT FACILITY") and (iii) the Company will repurchase all of its outstanding zero coupon senior debentures which were initially issued on August 18, 2000 (the "OLD DEBENTURES" and collectively with the Old Credit Facility, the "OLD FINANCING Documents").

         1. Representations and Warranties. Each of the Company and the Guarantor, jointly and severally, represents and warrants to, and agrees with, each of the Underwriters that:

               (a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the knowledge of the Company or the Guarantor, threatened by the Commission.

               (b) (i) The Registration Statement, when it became effective, and any amendment or supplement thereto prior to the date of this Agreement, as of the date it was made, did not contain and, as amended or supplemented in the future, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and (iii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to (A) statements or omissions in the Registration Statement or the Prospectus or amendments or supplements thereto based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein or (B) that part of the Registration Statement that constitutes the Statement of Eligibility (Form T-1) under the Trust Indenture Act of 1939, as amended (the "TRUST INDENTURE ACT"), of the Trustee.


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               (c) The Company has been duly incorporated and is an existing corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole (a "MATERIAL ADVERSE EFFECT"); all of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable.

               (d) Each significant subsidiary (as defined in Rule 1-02(w) of Regulation S-X promulgated by the Commission) of the Company has been duly incorporated and is an existing corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole; all of the issued shares of capital stock of each significant subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly by the Company, free and clear of all liens, encumbrances, equities or claims other than those under the New Credit Facility or Old Financing Documents.

               (e) The Guarantor is the only direct or indirect subsidiary of the Company that is incorporated or organized under the laws of the United States of America or any state thereof which has assets with a fair market value of more than $1,000,000.

               (f) This Agreement has been duly authorized, executed and delivered by each of the Company and the Guarantor.

               (g) The Indenture has been duly qualified under the Trust Indenture Act and on or prior to the Closing Date (as hereinafter defined) will have been duly authorized, executed and delivered by each of the Company and the Guarantor, and will be a valid and binding agreement of each of the Company and the Guarantor, enforceable against each of the Company and the Guarantor in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

               (h) The Securities have been duly authorized by the Company and, upon execution and delivery of the Indenture by the parties thereto and when the Securities are executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of this


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          Agreement, will be entitled to the benefits of the Indenture and will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

               (i) The Guarantee has been duly authorized by the Guarantor, and upon execution and delivery of the Indenture by the parties thereto and when the Securities are executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, will be entitled to the benefits of the Indenture and will be valid and binding obligations of the Guarantor, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

               (j) The execution and delivery by the Company and the Guarantor of, and the performance by the Company and the Guarantor of their respective obligations under, this Agreement, the Indenture, the Securities (in the case of the Company) and the Guarantee (in the case of the Guarantor) will not contravene any provision of (i) the certificate of incorporation or by-laws of the Company or the Guarantor, (ii) any agreement or other instrument binding upon the Company or any of its subsidiaries, or (iii) any law, judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any of its subsidiaries, except in the case of clauses (ii) and (iii), for any such contraventions under the Old Financing Documents or which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company and the Guarantor of their respective obligations under this Agreement, the Indenture, the Securities (in the case of the Company) and the Guarantee (in the case of the Guarantor), except for those that have been obtained or such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Securities.

               (k) The Securities and the Guarantee conform in all material respects to the description thereof contained in the Prospectus under the heading "Description of the Notes."

               (l) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus.

               (m) There are no legal or governmental proceedings pending or, to the knowledge of the Company and the Guarantor, threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or


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          the Prospectus and are not so described or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

               (n) Each preliminary prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

               (o) Neither the Company nor the Guarantor is, nor after giving effect to the Transactions, will be, required to register as an "investment company" pursuant to the Investment Company Act of 1940, as amended.

               (p) The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("ENVIRONMENTAL Laws"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a Material Adverse Effect.

               (q) PricewaterhouseCoopers LLP were, and Ernst & Young LLP are, independent public accountants with respect to the Company as required by the Securities Act.

               (r) The Company and each of its subsidiaries have good and marketable title, free and clear of all liens, claims, encumbrances and restrictions which are required to be described in the Registration Statement or the Prospectus and are not so described except for those under the New Credit Facility or the Old Financing Documents and liens for taxes not yet due and payable, to all property and assets described in the Registration Statement as being owned by them, and all leases to which the Company or any of its subsidiaries is a party are valid and binding and no default by the Company or any such subsidiary, or, to the best of the Company's knowledge, by any other party to any such leases, has occurred or is continuing thereunder, except for any breaches of any of the foregoing which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

               (s) The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and


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          (iv) the recorded amounts for assets are compared with the actual levels at reasonable intervals and appropriate action is taken with respect to any differences.

         2. Agreements to Sell and Purchase. The Company hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company the respective principal amounts of Securities set forth in Schedule I hereto opposite its name at a purchase price of 97.25% of the principal amount thereof (the "PURCHASE PRICE").

         Each of the Company and the Guarantor hereby agrees that, without the prior written consent of Morgan Stanley & Co. Incorporated on behalf of the Underwriters, it will not, during the period beginning on the date hereof and continuing to and including the Closing Date, offer, sell, contract to sell or otherwise cause to be issued or incurred any debt securities of the Company or the Guarantor, or warrants to purchase debt securities of the Company or the Guarantor, other than the sale of the Securities under this Agreement and borrowings under the New Credit Facility.

         3. Terms of Public Offering. The Company is advised by you that the Underwriters propose to make a public offering of their respective portions of the Securities as soon after the parties hereto have executed this Agreement as in your judgment is advisable. The Company is further advised by you that the Securities are to be offered to the public initially at 100% of their principal amount (the "PUBLIC OFFERING PRICE").

         The Company hereby confirms its engagement of UBS Warburg LLC (in such capacity, the "QIU") to render services, and UBS Warburg LLC hereby accepts such engagement, as a "qualified independent underwriter" within the meaning of Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc. with respect to the offering and sale of the Securities. The yield at which the Securities will be sold to the public shall not be lower than the yield recommended by the QIU.

         4. Payment and Delivery. Payment for the Securities shall be made to the Company in Federal or other funds immediately available in New York City at 10:00 a.m., New York City time, on June 26, 2001, or at such other time on the same or such other date, not later than July 6, 2001, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the "CLOSING DATE."

         Payment for the Securities shall be made against delivery to you on the Closing Date for the respective accounts of the several Underwriters of the Securities registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date. The certificates evidencing the Securities shall be in definitive form or global form as specified by you, and delivered to you on the Closing Date for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Securities to the Underwriters duly paid, against payment of the Purchase Price therefor by wire transfer in immediately available funds to the account specified by the


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Company to the Underwriters (no later than noon on the business day prior to the
Closing Date) at the office of Shearman & Sterling, counsel to the Underwriters.

         5. Conditions to the Underwriters' Obligations. The obligations of the Company to sell the Securities to the Underwriters and the several obligations of the Underwriters to purchase and pay for the Securities are subject to each of the following conditions:

               (a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing pursuant to the Securities Act; no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been commenced or shall be pending before or, to the best of the Company's knowledge, contemplated by the Commission.

               (b) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

                    (i) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded the Company or the Guarantor, or any of the Company's or the Guarantor's debt securities, or in the rating outlook for the Company or the Guarantor by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and

                    (ii) there shall not have occurred any change, or any
               development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Securities on the terms and in the manner contemplated in the Prospectus.

          (c) The Underwriters shall have received on the Closing Date certificates, dated the Closing Date and signed by executive officers of the Company and the Guarantor, to the effect set forth in Section 5(a), 5(b)(i) and to the effect that the representations and warranties of the Company and the Guarantor contained in this Agreement are true and correct as of the Closing Date and the Company and the Guarantor have complied with all of the agreements and satisfied all of the conditions on their part to be performed or satisfied hereunder on or before the Closing Date.

          The officers signing and delivering such certificate may rely upon the best of their knowledge as to proceedings threatened.


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          (d) The Underwriters shall have received on the Closing Date an opinion of Sullivan & Cromwell, outside counsel for the Company and the Guarantor, dated the Closing Date, to the effect:

               (i) each of the Company and the Guarantor has been duly incorporated and is an existing corporation in good standing under the laws of the jurisdiction of its incorporation;

               (ii) this Agreement has been duly authorized, executed and delivered by the Company and the Guarantor;

               (iii) the Indenture has been duly qualified under the Trust Indenture Act and has been duly authorized, executed and delivered by, and is a valid and legally binding agreement of, the Company and the Guarantor, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles;

               (iv) the Securities have been duly authorized, executed, authenticated, issued and delivered, and are valid and binding obligations of the Company, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles;

               (v) the Guarantee has been duly authorized by the Guarantor and is a valid and binding obligation of the Guarantor, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles;

               (vi) all regulatory consents, authorizations, approvals and filings required to be obtained or made by the Company or the Guarantor under the Federal laws of the United States and the laws of the State of New York for the issuance, sale and delivery of the Securities by the Company to the Underwriters have been obtained or made;

               (vii) the issuance of the Securities in accordance with the Indenture and the sale of the Securities by the Company to you pursuant to this Agreement do not, and the performance by each of the Company and the Guarantor of its obligations under the Indenture and this Agreement will not, violate the certificate of incorporation or by-laws of the Company or the Guarantor or any Federal law of the United States or law of the State of New York; provided, however, that, for purposes of this paragraph (viii), such counsel need not express an opinion with respect to Federal or state securities laws, other antifraud laws and fraudulent transfer laws; and provided, further, that insofar as performance by the Company


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          or the Guarantor of its obligations under the Indenture and this
          Agreement, such counsel need not express an opinion as to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights;

               (viii) the Company is not, and as a result of the transactions contemplated by the Prospectus will not be, required to register as an "investment company" pursuant to the United States Investment Company Act of 1940, as amended; and

               (ix) Such counsel reviewed the Registration Statement and Prospectus, participated in discussions with the representatives of the Underwriters and those of the Company and its accountants, and advised the Company as to the requirements of the Securities Act and the applicable rules and regulations thereunder and between the date of the Prospectus and time of delivery of such letter, such counsel participated in further discussions with representatives of the Underwriters and those of the Company and its accountants regarding the content of certain portions of the Prospectus and certain related matters and reviewed certificates of certain officers of the Company and a letter addressed to the representatives of the Underwriters from the Company's independent accountants; on the basis of the information that such counsel gained in the course of the performance of such services, considered in light of their understanding of the applicable law (including the requirements of Form S-3 and the character of the prospectus contemplated thereby) and the experience they have gained through their practice under the Securities Act, such counsel confirms to the Underwriters that (A) in their opinion, the Registration Statement, as of its effective date, and the Prospectus, as of the date of the Prospectus, appeared on their face to be appropriately responsive in all material respects to the requirements of the Securities Act , the Trust Indenture Act and the applicable rules and regulations of the Commission thereunder, (B) nothing that came to the attention of such counsel in the course of such review has caused them to believe that the Registration Statement or Prospectus, as of the effective date of the Registration Statement, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, as of the date of the Prospectus, contained any untrue statements of a material fact or omitted to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (C) on the basis of the limited procedures between the date of such Prospectus and the time of delivery of such letter which are described in such letter, nothing that has come to their attention in the course of such procedures has caused them to believe that the Prospectus, as of the date and time of delivery of such letter, contained any untrue statements of a material fact or omitted to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. In rendering the letter pursuant to this clause (x), such counsel may


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          state that the limitations inherent in the independent verification of the factual matters and the character of determinations involved in the registration process are such, however, that they do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus except for those made under captions "Description of the Notes," "United States Taxation" and "Underwriting" insofar as they relate to the Indenture, the Securities, the Guarantee or this Agreement or to provisions of the federal laws of the United States, the laws of the State of New York or the Delaware General Corporation Law (the "DGCL") therein described, and that they do not express any opinion or belief as to financial statements or as to other financial data derived from accounting records contained in or described in the Registration Statement or the Prospectus, or as to the statement of eligibility and qualification of the Trustee under the Indenture; and that their letter is furnished as special counsel for the Company and is solely for the benefit of the several Underwriters;

         in giving such opinion, such counsel may state that they express no opinion as to the laws of any jurisdiction other than the federal laws of the United States, the laws of the State of New York and the DGCL. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and the subsidiaries of the Company and certificates of public officials.

          (e) The Underwriters shall have received on the Closing Date an opinion of the General Counsel for the Company and the Guarantor, dated the Closing Date, to the effect:

               (i) each of the Company and the Guarantor has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect.

               (ii) each subsidiary of the Company, other than the Guarantor, has been duly incorporated and is an existing corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect; all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable, and are owned directly by the Company, free and clear of all liens, encumbrances, equities or claims; and


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               (iii) the execution and delivery by the Company and the Guarantor of, and the performance by the Company and the Guarantor of their respective obligations under, this Agreement, the Indenture, the Securities (in the case of the Company) and the Guarantee (in the case of the Guarantor) will not, to the best of such counsel's knowledge, contravene any agreement or other instrument binding upon the Company or any of its subsidiaries except, in the case of clauses (ii) and
          (iii), for any such contraventions under the Old Financing Documents or which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, or, to the best of such counsel's knowledge, any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any of its subsidiaries, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company and the Guarantor of their respective obligations under this Agreement, the Indenture, the Securities (in the case of the Company) and the Guarantee (in the case of the Guarantor), except for those that have been obtained or such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Securities; and

               (iv) such counsel does not know of any legal or governmental proceedings pending or, to the knowledge of the Company and the Guarantor, threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or of any contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required;

         in giving such opinion, such counsel may state that they express no opinion as to the laws of any jurisdiction other than the federal laws of the United States, the laws of the State of California and the DGCL. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and the subsidiaries of the Company and certificates of public officials;

          (f) The Underwriters shall have received on the Closing Date an opinion of Shearman & Sterling, counsel for the Underwriters, dated the Closing Date, covering the matters referred to in Sections 5(d)(iv), 5(d)(v), 5(d)(vi) and 5(d)(vii) and 5(d)(xi)(A), 5(d)(xi)(B) and
     5(d)(xi)(C) above.

          With respect to clauses 5(d)(xi)(A), 5(d)(xi)(B) and 5(d)(xi)(C) above, Shearman & Sterling may state that their opinion and belief are based upon their participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto (other than the documents incorporated by reference) and review and discussion of the contents thereof (including documents incorporated therein by reference), but are without independent check or verification except as specified.

          (g) The Underwriters shall have received on each of the date hereof and the Closing Date a letter, dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from Ernst & Young, LLP, independent public accountants of the Company, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Registration Statement and the Prospectus; provided that the letter delivered on the Closing Date shall use a "cut-off date" not earlier than the date hereof.

          (h) The Underwriters shall have received on each of the date hereof and the Closing Date a letter, dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from PricewaterhouseCoopers LLP, previous independent public accountants of the Company, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Prospectus.

          (i) The Underwriters shall have received such other documents and certificates as are reasonably requested by you or your counsel.

          (j) Concurrently with or prior to the issuance and sale of the Securities, the Transactions shall be consummated (i) on terms that conform in all material respects to the description thereof in the Prospectus, and
     (ii) the Underwriters shall have received true and correct copies of all documents pertaining thereto and evidence of the consummation thereof reasonably satisfactory to the Underwriters.

          (k) At and as of the Closing Date, after giving effect to the Transactions and other transactions contemplated by the Prospectus, there shall exist no condition that would constitute a default, or an event that, with notice or lapse of time or both, would constitute a default, under the New Credit Facility.

          (l) The QIU shall have delivered a letter substantially in the form of Exhibit A hereto.

         6. Covenants of the Company and the Guarantor. In further consideration of the agreements of the Underwriters contained herein, each of the Company and the Guarantor, jointly and severally, covenants with each Underwriter as follows:

          (a) To furnish to you, without charge, five signed copies of the Registration Statement (including exhibits thereto and documents incorporated therein by reference) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto but including documents incorporated therein by reference) and to furnish to you in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 6(c) below, as many copies of the Prospectus, any documents incorporated therein by reference and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

          (b) Before amending or supplementing the Registration Statement or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

          (c) If, during such period after the first date of the public offering of the Securities as in the reasonable opinion of counsel for the Underwriters the Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the reasonable opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Securities may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law.

          (d) To endeavor to qualify the Securities and the Guarantee for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request; provided, however, that the Company shall not be obligated to qualify as a foreign corporation in any jurisdiction in which it is not so qualified or take any action that would subject it to general service of process in suits or taxation in any jurisdiction where it is not so subject.

          (e) To make generally available to the Company's security holders and to you as soon as practicable, but not later than 180 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 of the Securities Act Regulations) covering a twelve-month period beginning not later than the first day of the Company's fiscal semi-annual period next following the "effective date" (as defined in said Rule 158) of the Registration Statement.

          (f) During the period beginning on the date hereof and continuing to and including the Closing Date, not to offer, sell, contract to sell or otherwise dispose of any debt securities of the Company or warrants to purchase or otherwise acquire debt securities of the Company substantially similar to the Securities (other than (i) the Securities, (ii) commercial paper issued in the ordinary course of business and (iii) the

     New Credit Facility), without the prior written consent of Morgan Stanley & Co. Incorporated.

          (g) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company's and the Guarantor's counsel and the Company's and the Guarantor's accountants in connection with the registration and delivery of the Securities under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Prospectus and amendments and supplements of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Securities to the Underwriters, including any transfer or other taxes payable thereon, (iii) the reasonable cost of printing or producing any Blue Sky or legal investment memorandum in connection with the offer and sale of the Securities under state law and all expenses in connection with the qualification of the Securities and the Guarantee for offer and sale under state law as provided in Section 6(d) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or legal investment memorandum, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Securities by the National Association of Securities Dealers, Inc., (v) any fees charged by the rating agencies for the rating of the Securities and the Guarantee,
     (vi) the cost of printing certificates representing the Securities, (vii) the costs and charges of any trustee and any transfer agent, registrar or depositary, (viii) the cost of the preparation, issuance and delivery of the Securities, (ix) the reasonable costs and expenses of the Company and the Guarantor relating to investor presentations on any "road show" undertaken in connection with the marketing of the offering of the Securities, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and the Guarantor and any such consultants, and the cost of any aircraft chartered in connection with the road show and (x) all other costs and expenses incident to the performance of the obligations of the Company and the Guarantor hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 7 entitled "Indemnity and Contribution", and the last paragraph of Section 9 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, transfer taxes payable on resale of any of the Securities by them and any advertising expenses connected with any offers they may make.

         7. Indemnity and Contribution. (a) Each of the Company and the Guarantor agrees, jointly and severally, to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company or the Guarantor shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

         (b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the Guarantor, their respective directors and their officers who sign the Registration Statement, and each person, if any, who controls the Company and the Guarantor within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company and the Guarantor to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto.

         (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 7(a) or 7(b), such person (the "INDEMNIFIED PARTY") shall promptly notify the person against whom such indemnity may be sought (the "INDEMNIFYING PARTY") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding and to the extent that it shall wish, the indemnifying party, jointly with any other indemnifying party similarly notified, may assume the defense thereof. In any such proceeding, any indemnified party shall have the right to retain its own counsel and assume its own defense in such proceeding, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of the indemnified parties in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such reasonable fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by Morgan

Stanley & Co. Incorporated, in the case of parties indemnified pursuant to
Section 7(a), and by the Company, in the case of parties indemnified pursuant to
Section 7(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. An indemnifying party may, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, only if such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

         (d) To the extent the indemnification provided for in Section 7(a) or 7(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein other than due to a failure to comply with the preceding paragraph, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantor (without duplication) on the one hand and the Underwriters on the other hand from the offering of the Securities or (ii) if the allocation provided by clause 7(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 7(d)(i) above but also the relative fault of the Company and the Guarantor on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantor on the one hand and the Underwriters on the other hand in connection with the offering of the Securities shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Securities (before deducting expenses) received by the Company and the Guarantor (without duplication) and the total underwriting discounts and commissions received by the Underwriters in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Securities. The relative fault of the Company and the Guarantor on the one hand and of the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Guarantor or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters' respective obligations to contribute pursuant to this Section 7 are several in proportion to the respective principal amounts of Securities they have purchased hereunder, and not joint.

         (e) The Company, the Guarantor and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 7(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

         (f) The indemnity and contribution provisions contained in this Section 7 and the representations, warranties and other statements of the Company and the Guarantor contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter or by or on behalf of the Company, the Guarantor, its or their respective officers or directors or any person controlling the Company or the Guarantor and (iii) acceptance of and payment for any of the Securities.

         8. Termination. This Agreement shall be subject to termination by notice given by you to the Company, if (a) after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange or the National Association of Securities Dealers, Inc., (ii) trading of any securities of the Company or the Guarantor shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and (b) in the case of any of the events specified in clauses 8(a)(i) through 8(a)(iv), such event, singly or together with any other such event, makes it, in your judgment, impracticable to market the Securities on the terms and in the manner contemplated in the Prospectus.

         9. Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

         If, on the Closing Date, any one or more of the Underwriters shall fail or refuse to purchase Securities that it or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of Securities to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the principal amount of Securities set forth opposite their respective names in
Schedule I bears to the aggregate principal amount of Securities set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the principal amount of Securities that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 9 by an amount in excess of one-ninth of such principal amount of Securities without the written consent of such Underwriter. If, on the Closing Date any Underwriter or Underwriters shall fail or refuse to purchase Securities which it or they have agreed to purchase hereunder on such date and the aggregate principal amount of Securities with respect to which such default occurs is more than one-tenth of the aggregate principal amount of Securities to be purchased on such date, and arrangements satisfactory to you and the Company for the purchase of such Securities are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter, the Company or the Guarantor. In any such case either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

         If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company or the Guarantor to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company or the Guarantor fails to perform its obligations under this Agreement, the Company and the Guarantor will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

         10. Notices. All notices and other communications under this Agreement shall be in writing and mailed, delivered or sent by facsimile transmission to: if sent to the Underwriters, Morgan Stanley & Co. Incorporated, 1585 Broadway, New York, New York 10036, attention: High Yield New Issues Group, facsimile number (212) 761-0587 and if sent to the Company or the Guarantor, to Key3Media Group, Inc., 5700 Wilshire Blvd., Suite 325, Los Angeles, CA 90036, attention:
Ned S. Goldstein, facsimile number (323) 954-6229.

         11. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

         12. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

         13. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

                                        Very truly yours,

                                        KEY3MEDIA GROUP, INC.


                                        By:
                                            -----------------------------------
                                            Name:
                                            Title:


                                        KEY3MEDIA EVENTS, INC.


                                        By:
                                            -----------------------------------
                                            Name:
                                            Title:


                                        UBS WARBURG LLC


                                        By:
                                            -----------------------------------
                                            Name:
                                            Title:


                                        By:
                                            -----------------------------------
                                            Name:
                                            Title:

Accepted as of the date hereof

MORGAN STANLEY & CO. INCORPORATED
BNY CAPITAL MARKETS, INC.
FLEET SECURITIES, INC.

Acting severally on behalf of themselves and the several Underwriters named in
Schedule I hereto.

By:  Morgan Stanley & Co. Incorporated

By:
    -----------------------------------
    Name:
    Title:

                                                                     SCHEDULE I


-------------------------------------------------------------------------------

                UNDERWRITER                           PRINCIPAL AMOUNT OF
                                                  SECURITIES TO BE PURCHASED
-------------------------------------------------------------------------------

Morgan Stanley & Co. Incorporated.................        $168,900,000
-------------------------------------------------------------------------------

UBS Warburg LLC...................................        $ 80,100,000
-------------------------------------------------------------------------------

BNY Capital Markets, Inc..........................        $ 45,000,000
-------------------------------------------------------------------------------

Fleet Securities, Inc.............................        $  6,000,000
-------------------------------------------------------------------------------

Total:............................................        $300,000,000
-------------------------------------------------------------------------------

                                                                      EXHIBIT A



                                 UBS WARBURG LLC
                                    [Address]


                                                               June [__], 2001



Key3Media Group, Inc.
Key3Media Events, Inc.
5700 Wilshire Blvd., Suite 325
Los Angeles, CA 90036

Morgan Stanley & Co. Incorporated
UBS Warburg LLC
BNY Capital Markets, Inc.
Fleet Securities, Inc.
c/o Morgan Stanley & Co. Incorporated
1585 Broadway
New York, NY  10036

Re:  $300,000,000
     11.250% Senior Subordinated Notes Due 2011
     Registration Statement No.  333-58808

Ladies and Gentlemen:

In connection with the above-captioned offering, we are acting as "qualified independent underwriter" as defined under Rule 2720 of the National Association of Securities Dealers, Inc.

As such qualified independent underwriter, we hereby confirm that the yield of the 11.250% Senior Subordinated Notes of Key3Media Group, Inc., to be offered pursuant to the preliminary prospectus supplement dated June 8, 2001 (and any prospectus supplementing or amending the same), is not lower than that recommended by us.

                                              Very truly yours,

                                              UBS WARBURG LLC

                                              By:
                                                  -----------------------------
                                                  Name:
                                                  Title:


                                              By:
                                                  -----------------------------
                                                  Name:
                                                  Title:


                                      A-2